EXHIBIT 99.2

Specialty Microwave Corporation

Balance Sheets

	August 31,	November 30,
	2019	2018
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$403,862	$977,896
Accounts receivable	109,126	123,410
Inventory, net	295,546	204,766
Prepaid expenses	1,445	4,847
Total Current Assets	809,979	1,310,919

Property and equipment, net	14,118	17,812
Other assets	2,370	2,094

Total Assets	$826,467	$1,330,825

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$64,769	$79,345
Accrued expenses	13,504	66,365
Customer deposit	10,277	-
Total Current Liabilities	88,550	145,710
Total Liabilities	88,550	145,710
Commitments and Contingencies Stockholders' Equity
Common Stock, 200 no par value shares authorized, 100 shares issued and outstanding, respectively	$2,000	$2,000
Retained Earnings	735,917	1,183,115
Total Stockholders' Equity	737,917	1,185,115

Total Liabilities and Stockholders' Equity	$826,467	$1,330,825

See accompanying notes to the financial statements

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Specialty Microwave Corporation

Statements of Operations

For The Nine Months Ended August 31, 2019 and 2018

(Unaudited)

	2019	2018

Revenue	$1,036,837	$1,063,421
Cost of goods sold	675,270	694,415
Gross Profit	361,567	369,006
General and administrative expense	212,831	191,335
Income From Operations	148,736	177,671
Other Income (Expense)
Interest income	8,107	6,247
Income Before Income Taxes	156,843	183,918
Provision for Income Taxes	-	-
Net Income	$156,843	$183,918
Net Income Per Share:
Basic and diluted	$1,568.43	$1,839.18
Weighted Average Share Outstanding
Basic and Diluted	100	100

See accompanying notes to the financial statements

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Specialty Microwave Corporation

Statements of Stockholders' Equity

For The Nine Months Ended August 31, 2019 and 2018

(Unaudited)

	Common Stock			Total
	Number of Shares	No Par Value Amount	Retained Earnings	Stockholders' Equity

Balance, November 30, 2018	100	$2,000	$1,183,115	$1,185,115
Stockholders' distribution			(604,041)	(604,041)
Net income for the nine months ended August 31, 2019			156,843	156,543
Balance, August 31, 2019	100	$2,000	$735,917	$737,917

Balance, November 30, 2017	100	$2,000	$1,100,931	$1,102,931
Stockholders' distribution			(104,922)	(104,922)
Net income for the nine months ended August 31, 2018			183,918	183,918
Balance, August 31, 2018	100	$2,000	$1,179,927	$1,181,927

See accompanying notes to the financial statements

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Specialty Microwave Corporation

Statements of Cash Flows

For The Nine Months Ended August 31, 2019 and 2018

(Unaudited)

	August 31,	August 31,
	2019	2018
Cash Flows from Operating Activities:
Net Income	$156,843	$183,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,694	5,801
Changes in Operating Assets and Liabilities:
Accounts receivable	14,284	27,931
Inventory	(90,780)	(15,232)
Prepaid and other assets	3,126	(6,264)
Accounts payable and accrued expenses	(42,584)	(37,300)
Total Adjustments	(126,836)	(25,064)
Net cash provided by operating activities	30,007	158,854
Cash Flows from Financing Activities:
Stockholders' distribution	(604,041)	(104,922)
Net cash used in financing activities	(604,041)	(104,922)
Net change in cash and cash equivalents	(574,034)	53,932
Cash and Cash Equivalents, Beginning of Period	977,896	840,648
Cash and Cash Equivalents, End of Period	$403,862	$894,580
Supplemental disclosures:
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to the financial statements

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Specialty Microwave Corporation

Notes To Financial Statements

For The Nine Months Ended August 31, 2019 and 2018

(1) Organization and Business Description

Specialty Microwave Corporation (“Specialty”) was incorporated under the laws of the State of New York in October 1979 as a “C” corporation. The corporation elected “S” corporation tax status for the fiscal year beginning December 1, 1987 and the same election was made for New York State beginning December 1, 1993.

Specialty designs and manufactures passive microwave components and related subsystems that meet individual customer specifications . The Company has both domestic and international customers for use in satellite communication ground networks.

(2) Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared using the accrual basis of accounting.

The accompanying unaudited interim financial statements of Specialty have been prepared by management in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for annual audited financial statements. In the opinion of management, all adjustments of a normal recurring nature, considered necessary for a fair presentation have been included.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of August 31, 2019 and November 30, 2018, the Company’s cash and cash equivalents were deposited primarily in one financial institution.

Receivables

Trade accounts receivables are recorded at the net invoice value and are not interest bearing. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change in the future. An allowance of $0 has been recorded at August 31, 2019 and November 30, 2018, respectively.

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Specialty Microwave Corporation

Notes To Financial Statements

For The Nine Months Ended August 31, 2019 and 2018

Inventory

Inventory, which consists primarily of raw materials is stated at the lower of cost (first-in, first-out basis) or market (net realizable value). Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs. Inventory costs include material, labor and overhead.

Inventory quantities and related values are analyzed at the end of each fiscal quarter to determine those items that are slow moving or obsolete. An inventory reserve is recorded for those items determined to be slow moving with a corresponding charge to cost of goods sold. Inventory items that are determined obsolete are written off currently with a corresponding charge to cost of goods sold.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the accelerated depreciation method for financial statement and tax purposes. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Estimated useful lives of the property and equipment are as follows: Machinery and Equipment 5-7 years

Machinery and Equipment	5-7 years
Vehicles	5 years
Computers	5 years
Telephone System	5 years
Leasehold Improvements	5-7 years
Furniture and Fixtures	5-7 years

Long-lived assets

Long-lived assets, such as property, plant, and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and would no longer be depreciated. The depreciable basis of assets that are impaired and continue in use is their respective fair values.

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Specialty Microwave Corporation

Notes To Financial Statements

For The Nine Months Ended August 31, 2019 and 2018

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), to update the financial reporting requirements for revenue recognition. Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. It supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. This guidance became effective for the Company beginning on December 1, 2018, and entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. We adopted this standard using the modified retrospective approach on December 1, 2018.

In preparation for adoption of the standard, we have implemented internal controls and completed our impact assessment of implementing this guidance. We have evaluated each of the five steps in Topic 606, which are as follows: 1) identify the contract with the customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations; and 5) recognize revenue when (or as) performance obligations are satisfied.

We do not expect reported revenue to be affected materially in any period due to the adoption of ASC Topic 606 because: (1) we expect to identify similar performance obligations under ASC Topic 606 as compared with deliverables and separate units of account previously identified; (2) we have determined the transaction price to be consistent; and (3) we record revenue at the same point in time, upon shipment or delivery under both ASC Topic 605 and ASC Topic 606, as applicable under the terms of the contract with the customer. Additionally, we do not expect the accounting for fulfillment costs or costs incurred to obtain a contract to be affected materially in any period due to the adoption of Topic 606.

There are also certain considerations related to accounting policies, business processes and internal control over financial reporting that are associated with implementing Topic 606. We have evaluated our policies, processes, and control framework for revenue recognition, and identified and implemented the changes needed in response to the new guidance.

Lastly, disclosure requirements under the new guidance in Topic 606 have been significantly expanded in comparison to the disclosure requirements under the current guidance, including disclosures related to disaggregation of revenue into appropriate categories, performance obligations, the judgments made in revenue recognition determinations, adjustments to revenue which relate to activities from previous quarters or years, any significant reversals of revenue, and costs to obtain or fulfill contracts. We have designed and implemented the appropriate controls over gathering and reporting the information as required under Topic 606, in order to support the expanded disclosure requirements.

Income Taxes

The corporation elected S Corporation tax status for the fiscal year beginning December 1, 1987. The same election was made for New York State beginning December 1, 1993.

S-corporations are pass through entities where the income , deductions and credits of the corporation pass through to its owners. S-corporation tax rates are the same as the shareholders personal income tax rates. Prior to these election dates, the corporation was taxed as a C Corporation.

Earnings Per Share

Basic earnings (loss) per share (“EPS”) are determined by dividing the net earnings (loss) by the number of shares of common shares outstanding during the period. Diluted EPS is determined by dividing net earnings (loss) by the weighted average number of common shares used in the basic EPS calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding under the treasury stock method. As of August 31, 2019 and 2018, there are no potentially dilutive securities.

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Specialty Microwave Corporation

Notes To Financial Statements

For The Nine Months Ended August 31, 2019 and 2018

Fair Value o{Assets and Liabilities

The Company complies with the provisions of ASC 820-10, “ Fair Value Measurements and Disclosures.” ASC 820-10 relates to financial assets and financial liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that distinguishes between (I) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level I. Unadjusted quoted prices in active markets that are accessible at the measurement date for identical , unrestricted assets or liabilities. Cash and cash equivalents are valued using inputs in Level I.

Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3. Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Concentration of Credit Risk

Financial instruments that potentially subject the company to concentration of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Therefore, management does not believe significant credit risks exist at August 31, 2019 and 2018.

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Specialty Microwave Corporation

Notes To Financial Statements

For The Nine Months Ended August 31, 2019 and 2018

Recent Accounting Pronouncements

On December 1, 2018, we adopted the new accounting standard ASC 606, Revenue from Contracts with Customers, and all of the related amendments using the modified retrospective method. No restatement of prior periods was deemed necessary and continues to be reported under the accounting standards in effect for those periods.

In February 2016, the FASB issued ASU No. 201602, Leases (Topic 842) (“ASU 201602”), which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. The Company will adopt ASU 201602 as of December 1, 2019. While the Company is currently evaluating the timing and impact of adopting ASU 201602, currently the Company anticipates no material impact to its Consolidated Statements of Operations. However, the ultimate impact of adopting ASU 201602 will depend on the Company’s lease portfolio as of the adoption date.

We do not expect the adoption of these or other recently issued accounting pronouncements to have a significant impact on our results of operation, financial position or cash flow.

(3) Inventory

Inventory, which consists primarily of raw materials is stated at the lower of cost (first-in, first-out basis) or market (net realizable value). The inventory value at August 31, 2019 and November 30, 2018 was as follows:

	August 31,	November 30,
	2019	2018
Raw Materials	$107,987	$196,147
Work-in Progress	213,153	119,924
Subtotal	$321,140	$316,071
Less: Reserve for Obsolescence	(25,594)	(111,305)
Total	$295,546	$204,766

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Specialty Microwave Corporation

Notes To Financial Statements

For The Nine Months Ended August 31, 2019 and 2018

(4) Property and Equipment

Property and Equipment with estimated useful lives of five and seven years consisted of the following at August 31, 2019 and November 30, 2018:

	August 31,	November 30,
	2019	2018
Machinery and Equipment	$273,189	$273,189
Vehicles	92,374	92,374
Computers	19,320	19,320
Telephone System	8,413	8,413
Leasehold Improvements	44,696	44,696
Furniture and Fixtures	34,656	34,656
Subtotal	472,648	472,648
Less: Accumulated Depreciation	(458,530)	(454,836)
Total	$14,118	$17,812

Depreciation expense for the nine months ended August 31, 2019 and 2018 were $3,694 and $5,801 respectively.

(5) Income Taxes

The corporation elected S Corporation tax status for the fiscal year beginning December 1, 1987 . The same election was made for New York State beginning December 1, 1993.

S-corporations are pass through entities where the income, deductions and credits of the corporation pass through to its owners. S-corporation tax rates are the same as the shareholders personal income tax rates. Prior to these election dates, the corporation was taxed as a C Corporation. Tax expense relates to New York State franchise tax.

(6) Stockholders’ Equity

The Company has authorized 200 shares of common stock with no par value and 100 shares are issued and outstanding as of August 31, 2019 and November 30, 2018, respectively. Mr. Faber is 100% stockholder and president of the Company.

(7) Related Party Transactions

Mr. Faber, 100 % stockholder and president of Specialty Microwave Corporation, along with his wife, own the building rented to the corporation. Total lease payments made to Mr. and Mrs. Faber for the nine months ended August 31, 2019 and 2018 were $49,500 per year.

Stockholder distributions for the nine months ended August 31, 2019 and 2018 were $604,041 and $104,922, respectively.

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Specialty Microwave Corporation

Notes To Financial Statements

For The Nine Months Ended August 31, 2019 and 2018

(8) Commitments and Contingencies:

The company rents its office and manufacturing space under a lease that allows for automatic one year renewals at the same rent. Mr. Faber, the 100% stockholder and president of Specialty Microwave Corporation, along with his wife, own and rent the building to the corporation.

Rent expense for the nine months ended August 31, 2019 and 2018 was $49,500 per year.

(9) Subsequent events

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report.

On September 12, 2019, Amplitech Group Inc. acquired the assets Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, fixed assets, and all intellectual property. The assets also included all eight team members of SMW. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. The Company also entered into a five-year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY with an option to buy the property during the first two years of the lease for $1,200,000 and then at fair market value for the remainder of the lease term.

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